EXHIBIT 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

Neenah Paper Declares Quarterly Dividend

ALPHARETTA, GEORGIA. July 31, 2012— Neenah Paper, Inc. (NYSE:NP) announced today that its Board of Directors declared a regular quarterly cash dividend of $0.12 per share on the company’s common stock. The dividend is payable on September 4, 2012 to stockholders of record as of close of business on August 10, 2012.

About Neenah Paper, Inc.

Neenah Paper is a leader in premium image and performance-based products, including filtration, specialized substrates used for tapes, labels and other products, and high-end printing papers. Products are marketed under well-known brands such as CLASSIC®, ASTROBRIGHTS®, ENVIRONMENT®, CRANE®, ROYAL SUNDANCE®,  KIMDURA®, Gessner®, JET-PRO® SofStretch(TM) and varitess®. Neenah Paper is headquartered in Alpharetta, Georgia and sells products in over 70 countries worldwide from manufacturing operations in the United States and Germany. Additional information about Neenah Paper can be found at the company’s web site, www.neenah.com.